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                                                                    Exhibit 10.6


                             PREMISES LEASE CONTRACT

Lessor (Party A): Shenzhen New and High-tech Village

                  Development Company


Address: Shenzhen New and High-tech Village, Shennan

Dadao, Nanshan District, Shenzhen, PRC

"Premise Lease Permit" No: (Shennan) Premises Lease Certificate No.

Authorized Agent: Wu Xianghan (Director Operation Department

Shenzhen New and High-tech Village

Development Company

Address: Shenzhen New and High-tech Village, Nanshan

District, Shenzhen, PRC

Lessee (Party B): New Focus, inc.

                  2630 Walsh Avenue

                  Santa Clara, CA 95051

                  USA

Business License No: Oi Du Yue Shen Zong Fu Zi No. 306193

Pursuant to the provisions of "Regulation of Shenzhen Special Economic Zone on the Administration of "Premises Lease" and its detailed implementing rules, Party A and Party B have reached an agreement after consultations and hereby conclude this Contract.

The content of this Contract is as follows:

Clause 1.         Party A shall lease to Party B the leased premises located in R3B1A, Shenzhen New and High-tech Village, Shenana Dadao,
                  Nanshan District, Shenzhen Special Economic Zone, with a total built up area of 1382.31(m2).

Clause 2.         Party B shall lease the leased premises for its own use for a period 6 years, commencing on and from October 1, 1999 to September 30, 2002.

Clause 3.         Party B shall use the leased premises for the purpose of
                  production and office.
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                  Party A warrant that the leased premises can be used for the above-mentioned purpose and is in compliance with the regulations of the State with respect to fire safety.

                  In the event that Party B needs to use the leased premises for purposes other than what are specified above, it shall have the written consent of Party A and shall apply for the approval of the proposed change of use of the leased premises in accordance with the relevant laws, regulations.

Clause 4.         Party A warrants that the proposed use of the leased premises set out in Clause 3 are in compliance with the relevant laws, regulations and rules.

                  Party B warrants that, in the course of using the leased premises, its acts and conduct are in compliance with the relevant laws, regulations and rules.

Clause 5.         The unit rent for the leased premises shall be RMB 30.00
                  per square meter of the built-up area per month, and total monthly rental payable shall be RMB 41,460.00.

                  Party A shall deliver the leased premises Party A the rent before 5th day of each month.

Clause 6.         Party A shall deliver the leased premises to Party B on or before October 1, 1999.

                  In the event that Party A's delivery of the leased premises being later than the date set out above. Party B may request extension of this Contract accordingly, and it shall be confirmed by both Parties in writing.

Clause 7.         During the lease term, Party A shall be responsible for the payment of Property Tax, Land Use Fee and Lease Administration
                  Fee. While Party B shall be responsible for the payment of water and electricity charges, sanitation fee, the property
                  (building) management fee, and telephone bills.

Clause 8.         The various fees payable by Party B shall be paid on its
                  behalf by Party A for the month of the lease and they shall be refunded by Party B to Party A with 10 days of Party B having used the leased premises for a month. Subsequent payments shall be made in advance at the amounts equivalent to those paid for the preceding month. Each advance payment made shall be settled at the next advance payment to be made.

                  When setting the fees paid by Party B, Party A shall provide Party B with relevant evidence of payment.
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                  In the event that Party B fails to make any advance payment for 1 month, Party A shall have the right to demand for such payment. In the event that an amount payable by Party B remains owing for 1 month, Party A shall have the right to suspend Party B's use of the relevant facilities. Where otherwise agreed by the Parties, such agreements shall be followed instead.

Clause 9.         This Contract is secured by way of deposit. Party A, upon
                  delivery of the leased premises, may receive from Party B a rent deposit equivalent to one month's rent, i.e. an amount of RMB 42,460.00.

                  Party A shall issue a receipt to Party B for its receipt of the rent deposit from Party B.

                  Both parties shall fulfil all the terms and conditions of this Contract on their own initiative. Either Party shall be liable for its breach of this Contract in accordance with law.

Clause 10.        Party A shall ensure that the safety conditions of the
                  leased premises and its interior facilities is in compliance with relevant laws, regulations and rules. Party B shall use such facilities in the leased premises in a normal manner and shall take good care of them and prevent them from any damage.
                  Upon termination of this Contract, Party B shall return the leased premises as schedule and ensure that the leased premises and its internal facilities are in good condition
                  (except for normal wear and tear). And shall settle all fees payable by Party B.

Clause 11.        If, during Party B's normal use of the leased premises,
                  there is any damage or breakdown in relation to the leased premises or any of it's internal facilities that effects its safety and normal use, Party B shall inform Party A in a timely manner and shall take effective measures. Party A shall carry out the repair of the same within 7 days of its receipt of the notice from Party B for this purpose, or that Party A refuses to carry out the repair works, Party B may carry out the repair works on the behalf of Party A following a verification of the same by the government authority with which this Contract is registered.

                  The costs of repairing referred to in this clause (including the repair works to be carried out by Party B on behalf of Party A) shall be borne by Party A.

Clause 12.        Regarding any damage to or breakdown of the leased
                  premises or any of its internal facilities resulting from
                  Party B's inappropriate or unreasonable use of the same. Party
                  B shall be responsible for the repair of the same in a timely manner. In the event that Party B refuses to carry out the repair works, Party A may carry out the repair works on behalf of
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                  Party B following a verification of the same by the government authority with which this Contract is registered. The cost for such repair shall be borne by Party B.

Clause 13         During the term of this Contract, if Party A has a genuine need to rebuild, expand or renovate the leased premises, it may do so provided that Party B's consent and the relevant authorities approval for the same have been obtained. Party A and Party B shall enter into a separate agreement in writing in relation thereto.

                  During the term of this contract, Party B may renovate the leased premises After Party A's consent and the relevant authorities approval for the same have been obtained. Party A and Party B shall enter into a separate agreement in writing in relation thereto.

Clause 14.        Party B shall not sub-lease the leased premises to others, whether in whole or in part, without Party A's written consent. For sublease consent by Party A, related registration formalities shall be completed by Party B with the administrative authority of premise leasing. The expiration date of such sublease shall in no circumstances be late than that of Party B's original lease of the leased premises.
                  Besides, Party B shall ensure that the subleased leased premises shall not be future subleases by its sub-lessee.

Clause 15.        During the term of this Contract, if Party A wants to
                  transfer all or part of the leased premise, a one month advance notice shall be served on Party B, Who shall have a preemptive right where the condition offered for such transfer are the same.

                  In the event of the transfer of the leased premises, Party A shall ensure that the transfer will continue with the performance of this Contract.

Clause 16.        During the term of this Contract, This Contract shall be
                  terminated automatically in the event of any of the following:

                  (1) The occurrence of any force majeure or other contingency which render the performance of this Contract impossible;

                  (2) The leased premises is to be removed from the land on which it stands as a result of the government's acquisition of the land;

                  (3)      Party A's "Premises Lease Permit" has become invalid.

Clause 17.        In the event of any of the following, Party A shall have
                  the right to terminate this Contract and Party A's losses
                  sustained as a result of such termination shall be compensated by Party B:
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                  (1)      Party B's failure to pay rental due for over 2 month;

                  (2)      Party B delays to pay various fees over N/A;
                                                                   ---

                  (3) Party B's change of the use the leased premises without Party A's consent and the relevant authorities' approval for the same;

                  (4) Party B's breach of Clause 12 herein by refusing to bear the obligation of maintenance or the costs related thereto which results, in serious damage to the leased premises and the facilities;

                  (5) Party B's renovation of leased remises without Party A's written consent and approval of relevant authorities for the same;

                  (6) Party B's sub-lease of the leased premises to other parties without Party A's written consent.

Clause 18.        In the event of any of the following, Party B shall have
                  the Right to terminate this Contract and its losses, if any, so sub-stained shall be compensated by Party A:

                  (1) Party A delays the delivery of the leased premises for over N/A month;
                                    ---

                  (2) Party A breaches Clause 4 herein which renders Party B's continued use of the leased premises in accordance with its planned use impossible;

                  (3) Party A breaches Clause 11 herein by refusing to fulfill its obligations of maintenance and repairs nor to bears the costs for same, as a result of which Party B can not continue with the lease of the leased premise;

                  (4) Party carries out rebuilding, extension or renovation of the leased premises without Party B's consent or the approval of the relevant authorities for the same.

                  In the event that Party B, relying on any of the above situation, terminates this Contract unilaterally; it shall notify Party A in a timely Manner and shall withdraw from the leased premises. It shall have the right to request a refund of double deposit it has paid to Party A and payment of liquidated damages. The balance, if any of the money pre-paid by Party B shall also be refund to Party B.
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Clause 19.        In the event that Party B wishes to extend the lease of
                  the leased premises after the expiration of the lease term, it shall put forward its request of extension to Party A six month in advance of the expiration of the lease term. If party A still wishes to lease out the leased premises after expiration of the lease term, Party B shall have the pre-emptive right to lease the leased premises on the same terms offered by third parties.

                  If a consensus is established between the two Parties with regard to the Extension of the lease, the two Parties shall enter into a separate contract for this purpose and such a contract shall be registered with the registration authority.

Clause 20.        After the termination of this contract, Party B shall
                  withdraw from the leased premises and return the same to Party
                  A within 15 days of the termination date. If Party B fails to withdraw from the leased premises or Return the same to Party
                  A when due, Party A shall have the right to commence proceedings at the People's court.

Clause 21.        In the event that Party B delays in paying rental to Party
                  A, Party B shall pay Party A an overdue fine, which calculated at the number of days overdue multiplied by 5%o of the monthly rental payable.

Clause 22.        Party B shall pay liquidated damage to Party A if it
                  subleases the leased premises in whole or in part unilaterally. The amount of the liquidated damages payable shall bee RMB 50.00 per square meter of the leased premises subleased each month.

Clause 23.        In the event of either Party failing to fulfill its
                  obligations hereunder, the Party in fault shall compensate the other Party for any losses actually incurred and any losses of expected revenue.

Clause 24.        Any supplements to, or removals from the existing clauses
                  of the Contract may be set out by Party A and Party B in attachment to this Contract. Such attachments, if any, shall be of equal legal effect as this Contract.

                  Party A and Party B may enter into a supplementary agreement, once registered with the registration authority, shall be of equal legal effect as this Contract.

Clause 25.        Any dispute arising out of the performance of this
                  Contract shall be settled amicably through consultation. If such dispute cannot be settled amicably, it may be referred to the registration authority with which this Contract was
                  originally registered for mediation or, _____ to Shenzhen
                  Arbitration Committee for arbitration, ________Check
                  Mark___________ to the People's Court for court judgement (The two parties shall jointly choose either of the above two
                  options and put a check mark in the relevant box).
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Clause 26.        This Contract is written in the Chinese Language with
                  English Language version being the duplicate copy of this Contract.

Clause 27.        There shall be 3 copies if this Contract, 1 copy for each of
                  Party and Party B to keep, and 1 copy for the registration authority.

Clause 28.        This contract shall come into force upon execution of the
                  same.
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Party A (Signature and Seal)

Legal Representative: /s/ Signature Illegible

Contact Telephone No:

Bank Account No:

Authorized Representative (Signature and Seal):

Party B (Signature and Seal)

Legal Representative: /s/ Signature Illegible

Contact Telephone No:

Bank Account No:

Authorized Representative (Signature and Seal):

                                      Date:

Witness: (Signature and Seal)

                                      Date:

Registration Authority (Signature and Seal)

                                      Date:
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               SUPPLEMENTAL PROVISIONS TO PREMISES LEASE CONTRACT

These Supplemental Provisions are attached to and constitute an integral part of the Premises Lease Contract between Shenzhen New and High-tech Village Development Company (Party A) and New Focus, Inc., (Party B) 2630 Walsh Ave., Santa Clara, CA 95051, U.S.A. As set out in Clause 24 of the Premises Lease Contract, this attachment shall have equal legal effect as the lease Contract. The following provisions are agreed to between Party A and Party B concerning the leased facility at Building Section R3B1a, Shenzhen New and High-Tech Village, Shennan Dadao, Nanshan District, Shenzhen, PRC, hereinafter referred to as "Premises". The Premises Lease Contract and these Supplemental Provisions hereinafter shall be collectively referred to as the "Lease Contract".

1. The lease term shall be for 3 years period starting Oct 1, 1999 and ending September 30, 2002. The rental shall be 30 RMB/m.2/mo for the 1,382m2 facility or 41,460 RMB/mo.

2. The management fee shall be 2.1 RMB/m.2/mo. The management fee includes security, janitorial services, standard equipment maintenance provided with the building and outside ground maintenance. Party B will sign contract with Property Management Company of Shenzhen New and High-Tech Property Park District on the premises management and the payment of management fee, water fee and electricity fee.

         Upon expiration of the 3 year lease term, this lease can be renewed for additional 3 year periods at Party B's option, provided that Party B provides a notice in writing to Party A in accordance with Clause 19 of the Premises Lease Contract. When the time comes, both Parties will sign new contract.

         Both Parties agree that the rental in respect of the additional 3 years lease term may be adjusted upwards. The percentage of the rental increase will base on the direct rental issued by the Shenzhen City government on that time.

3. Party B shall have a right of first refusal in leasing the adjacent 546m.2 facility upon availability based on expiration of any existing lease obligations to another party. The rental rate will be the same as the rental Party B then pays for the 1,382m.2 facility.

4. Party B shall provide an advance payment of 200,000 yuan as an improvement fee to the Shenzhen Power Supply Bureau upon [execution of the Lease Contract] to increase power capacity to meet the attached specifications proposal 1. Party A will be in charge of the improvement project of power capacity. If the improvement project cannot be completed on time, it can be postpone. The delivery day of the Premises is the complete day of the improvement project of power capacity. The improvement fee will not be refund by the Lease Contract expiration.

5. When the Lease Contract and Supplemental provision are established, Party B agrees to pay a rental deposit equivalent to the first month's rent of 41,460 RMB. When the Lease Contract and Supplemental Provision are effective, The rental deposit will be as the rental of the first month.
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6.       Party A shall be responsible for handling the registration of the Lease
         Contract in accordance with the laws and regulations of the PRC and the payment of any stamp duty, notary fees (if required) and registration fees.

7. Party A. represents and warrants to Party B that as of the date hereof and during the lease term:

         (a) It is the sole owner of the Premises and has not granted the right to use the Premises to any other third party;

         (b) It is entitled to lease the Premises to Party B in compliance with the relevant PRC laws and it has obtained all necessary approvals and registration required under PRC laws to make the lease legally effective on the date hereof;

         (c) The Premises shall be free and clear of mortgages, liens or other encumbrances or security interests that would affect Party B's occupancy under the Lease Contract.

         (d) Party B shall be able to use the Premises within interruption by Party A or any one claiming on behalf of, through or entrust for Party A;

         (e) The Premises shall be free of defects that would affect Party B's occupancy under the Lease Contract; and

         (f) Party B is responsible for the payment of water fee, electricity fee and property management fee of the Lease Premises. Party A shall be responsible for the payment of all taxes and fee for which it is liable under applicable PRC laws in connection with the Lease Contract.

                  If any of the representations and warranties of Party A made above is, at any time, found to be untrue, misleading or incorrect; Party B shall have the right to rescind the Lease Contract by providing written notice to Party A, without liability on the part of Party B. Party A shall indemnify actual loss of Party B, if any, those damages of Party B are raised from such breach.

8. In the event of any discrepancies or inconsistencies between these Supplemental Provisions and the Premises Lease Contract, the provisions in the Supplemental Provisions shall prevail.
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9.       New Focus, Inc. will apply for establishing Wholly Foreign Owned
         Enterprise (W.F.O.E.) in Shenzhen PRC, after New Focus, Inc. signs the Lease Contract and Supplemental Provision. When this enterprise is established and a Business License issued by the government, the new titled company will carry out Lease Contract and Supplemental Provision instead of New Focus, Inc. Party A will conducts the relevant administrative formalities at the Contract registration authority within 5 days.

Lessor (Party A):  Shenzhen New and High Tech Village Development Company
                   Shenzhen New and High Tech Village,
                   Shennan, Dadao
                   Nanshan District, Shenzhen, PRC

Signature: Linbo

Print Name:

Title:

Date: 9/13/99

Lessee (Party B): New Focus, Inc.
                  2630 Walsh Ave.
                  Santa Clara, CA 95051
                  U.S.A.

Signature: Ken /s/ Signature Illegible

Print Name: Kenneth E. Westrick

Title: President & CEO

Date: 23 Sep. 99